FOR IMMEDIATE RELEASE

Workiva Announces Second Quarter 2015 Financial Results
Total Quarterly Revenue of $34 million, up 28% from Q2 of 2014

Ames, IA - August 5, 2015 - Workiva Inc. (NYSE: WK), creator of the Wdesk cloud-based productivity platform for enterprises, today announced financial results for its second quarter ended June 30, 2015 and increased its full-year 2015 revenue guidance.

“We had a strong second quarter with 28% revenue growth over the same quarter last year,” said Matt Rizai, Chairman and Chief Executive Officer of Workiva. “We continued to add Wdesk customers and seats across all of our solutions, including Sarbanes-Oxley (SOX) and SEC compliance, risk processes and management reporting.”

"We now have more than 200 SOX customers, which indicates our growth in a market that spans across organizations,” Rizai added. “The unique capabilities of Wdesk that appeal to the SOX market are also attracting many new users to our platform who work in the areas of Governance, Risk and Compliance (GRC), including related policies and procedures, audit, and risk and controls management.”

The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation.

Second Quarter 2015 Financial Highlights

•
Revenue: Total revenue for the quarter ended June 30, 2015 was $34.0 million, an increase of 28.1% from $26.5 million in the second quarter of 2014. Subscription and support revenue was $28.1 million, an increase of 27.8% versus results in the second quarter of 2014. Professional services revenue was $5.9 million, an increase of 29.4% compared to the same quarter in the prior year.

•
Gross Profit: GAAP gross profit for the quarter ended June 30, 2015 was $24.2 million compared with $18.6 million in the same quarter of the prior year. GAAP gross margin was 71.3% in the second quarter of 2015 versus 70.2% in the second quarter of 2014. Non-GAAP gross profit for the quarter ended June 30, 2015 was $24.4 million, an increase of 30.2% compared with the prior year's second quarter, and non-GAAP gross margin was 71.8% compared to 70.7% in the second quarter of 2014.

•
Loss from Operations: GAAP loss from operations for the quarter ended June 30, 2015 was $10.6 million compared with a loss of $10.1 million in the prior year's second quarter. Non-GAAP loss from operations for the quarter ended June 30, 2015 was $8.0 million, compared with non-GAAP loss from operations of $7.9 million in the second quarter of 2014.

•
Net Loss: GAAP net loss for the quarter ended June 30, 2015 was $11.0 million compared with a net loss of $10.6 million for the prior year's second quarter. GAAP net loss per basic and diluted share for the quarter ended June 30, 2015 was $0.28, based on 39.6 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.33, based on 31.9 million weighted-average shares outstanding in the second quarter of 2014.

•
Non-GAAP net loss for the quarter ended June 30, 2015 was $8.4 million compared with a net loss of $8.4 million in the prior year's second quarter. Non-GAAP net loss per basic and diluted share for the quarter ended

June 30, 2015 was $0.21, based on 39.6 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.26, based on 31.9 million weighted-average shares outstanding in the second quarter of 2014.

•
Balance Sheet: As of June 30, 2015, Workiva had cash and cash equivalents of $86.4 million, compared with $89.9 million as of March 31, 2015. Debt, including capital lease and financing obligations, totaled $24.2 million as of June 30, 2015.

•	Cash Flow: Net cash used in operating activities was $11.8 million for the six months ended June 30, 2015, compared to cash provided by operating activities of $5.7 million in the first half of 2014.

Operating Metrics

•	Customers: Workiva had 2,390 customers as of June 30, 2015, a net increase of 287 customers from 2,103 as of June 30, 2014.

•
Revenue Retention Rate: As of June 30, 2015, Workiva's revenue retention rate (excluding add-on revenue) was 96.3%, and the revenue retention rate (including add-on revenue) was 108.4%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers.

Financial Outlook
As of August 5, 2015, Workiva is raising its revenue guidance for the full year 2015, while our loss and loss per share guidance are unchanged for the full year 2015. Workiva is also providing guidance for its third quarter 2015 as follows:

Third Quarter 2015 Guidance:

•	Total revenue is expected to be in the range of $35.1 million to $35.6 million.

•	Non-GAAP loss from operations is expected to be in the range of $14.1 million to $14.6 million.

•	GAAP loss from operations is expected to be in the range of $17.2 million to $17.7 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.36 to $0.37.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.44 to $0.45.

•	Net loss per basic and diluted share is based on 40 million weighted-average shares outstanding.

Full Year 2015 Guidance:

•	Total revenue is expected to be in the range of $141.5 million to $143.0 million, compared with the prior outlook for revenue of $140.5 million to $142.5 million.

•	Non-GAAP loss from operations is expected to be in the range of $36.0 million to $38.0 million, unchanged from the prior outlook for non-GAAP loss from operations.

•	GAAP loss from operations is expected to be in the range of $47.0 million to $49.0 million, unchanged from the prior outlook for GAAP loss from operations.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.90 to $0.95, unchanged from the prior outlook for non-GAAP net loss per basic and diluted share.

•	GAAP net loss per basic and diluted share is expected to be in the range of $1.17 to $1.22, unchanged from the prior outlook for GAAP net loss per basic and diluted share.

•	Net loss per basic and diluted share continues to be based on 40 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the second quarter of 2015, in addition to discussing the Company’s outlook for the third quarter and full year 2015. To access this call, dial 877-201-0168 (domestic) or 647-788-4901 (international). The conference ID is 76866145. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through August 12, 2015 at 855-859-2056 (domestic) or

404-537-3406 (international). The replay pass code is 76866145. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.

About Workiva
Workiva created Wdesk, a cloud-based productivity platform for enterprises to collect, link, report and analyze business data with control and accountability. Thousands of organizations, including over 65% of the Fortune 500, use Wdesk for risk, compliance or management reporting. Wdesk proprietary word processing, spreadsheet and presentation applications are integrated and built upon a data management engine, offering synchronized data, controlled collaboration, granular permissions and a full audit trail. Wdesk helps mitigate enterprise risk, improve productivity and give users confidence to make decisions with real-time data. Workiva employs more than 1,000 people with offices in 15 cities. The Company is headquartered in Ames, Iowa. For more information, visit workiva.com.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue
Subscription and support	$28,085	$21,968	$54,354	$42,616
Professional services	5,883	4,546	14,768	12,030
Total revenue	33,968	26,514	69,122	54,646
Cost of revenue
Subscription and support (1)	5,564	5,029	11,449	9,698
Professional services (1)	4,189	2,882	7,966	5,680
Total cost of revenue	9,753	7,911	19,415	15,378
Gross profit	24,215	18,603	49,707	39,268
Operating expenses
Research and development (1)	12,196	10,772	24,204	21,059
Sales and marketing (1)	16,329	12,747	30,034	23,187
General and administrative (1)	6,291	5,186	13,025	9,414
Total operating expenses	34,816	28,705	67,263	53,660
Loss from operations	(10,601)	(10,102)	(17,556)	(14,392)
Interest expense	(513)	(316)	(1,023)	(581)
Other income and (expense), net	191	(145)	125	(142)
Loss before income tax expense	(10,923)	(10,563)	(18,454)	(15,115)
Income tax expense	106	—	22	—
Net loss	$(11,029)	$(10,563)	$(18,476)	$(15,115)
Net loss per common share:
Basic and diluted	$(0.28)	$(0.33)	$(0.47)	$(0.48)
Weighted average common shares outstanding - basic and diluted	39,627,842	31,850,307	39,610,905	31,809,382

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Cost of revenue
Subscription and support	$87	$85	$183	$315
Professional services	89	47	161	217
Operating expenses
Research and development	369	337	703	1,102
Sales and marketing	432	251	782	601
General and administrative	1,643	1,450	2,965	1,891

WORKIVA INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$86,432	$101,131
Accounts receivable, net	12,452	11,120
Deferred commissions	738	852
Other receivables	907	295
Prepaid expenses and other current assets	3,064	3,143
Total current assets	103,593	116,541
Restricted cash	—	401
Property and equipment, net	46,226	46,265
Intangible assets, net	812	549
Other assets	699	795
Total assets	$151,330	$164,551
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,875	$3,011
Accrued expenses and other current liabilities	13,830	16,765
Deferred revenue	47,786	42,605
Deferred government grant obligation	2,642	2,324
Current portion of capital lease and financing obligations	2,072	1,941
Current portion of long-term debt	35	84
Total current liabilities	70,240	66,730
Deferred revenue	10,262	13,671
Deferred government grant obligation	3,147	3,424
Other long-term liabilities	3,049	2,069
Capital lease and financing obligations	21,982	22,747
Long-term debt	73	91
Total liabilities	108,753	108,732
Stockholders’ equity
Common stock	40	39
Additional paid-in-capital	194,356	189,168
Accumulated deficit	(152,011)	(133,535)
Accumulated other comprehensive income	192	147
Total stockholders’ equity	42,577	55,819
Total liabilities and stockholders’ equity	$151,330	$164,551

WORKIVA INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(11,029)	$(10,563)	$(18,476)	$(15,115)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	1,127	852	2,296	1,620
Stock-based compensation expense	2,620	2,169	4,794	4,126
Provision for (recovery of) doubtful accounts	52	(100)	126	24
Realized losses on sale of available-for-sale securities	—	136	—	136
Recognition of deferred government grant obligation	(206)	(12)	(272)	(12)
Changes in assets and liabilities:
Accounts receivable	(584)	3,854	(1,495)	4,378
Deferred commissions	(32)	(178)	113	(210)
Other receivables	(424)	74	(612)	132
Prepaid expenses and other	(65)	(347)	79	(1,173)
Other assets	38	—	94	36
Accounts payable	1,262	1,002	1,419	(1,356)
Deferred revenue	2,514	5,156	1,842	12,306
Accrued expenses and other liabilities	2,046	2,139	(1,846)	782
Change in restricted cash	73	—	101	54
Net cash (used in) provided by operating activities	(2,608)	4,182	(11,837)	5,728
Cash flows from investing activities:
Purchase of property and equipment	(159)	(3,526)	(1,030)	(5,276)
Sale of marketable securities	—	4,864	—	4,864
Purchase of intangible assets	(195)	(98)	(278)	(116)
Net cash (used in) provided by investing activities	(354)	1,240	(1,308)	(528)
Cash flows from financing activities:
Payment of equity issuance costs	(273)	—	(1,346)	—
Proceeds from option exercises	353	187	433	205
Changes in restricted cash	—	(300)	300	(300)
Repayment of other long-term debt	(42)	(48)	(67)	(102)
Principal payments on capital lease and financing obligations	(483)	(294)	(1,161)	(465)
Distributions to members	(35)	(34)	(35)	(34)
Proceeds from borrowings on line of credit	—	8	—	20
Proceeds from government for training reimbursement	—	4	—	138
Repayment of line of credit	—	(2,038)	—	(2,038)
Government grant awards	—	—	313	2,000
Net cash used in financing activities	(480)	(2,515)	(1,563)	(576)
Effect of foreign exchange rates on cash	(19)	(29)	9	(4)
Net (decrease) increase in cash and cash equivalents	(3,461)	2,878	(14,699)	4,620
Cash and cash equivalents at beginning of period	89,893	17,257	101,131	15,515
Cash and cash equivalents at end of period	$86,432	$20,135	$86,432	$20,135

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Gross profit, subscription and support	$22,521	$16,939	$42,905	$32,918
Add back: Stock-based compensation	87	85	183	315
Gross profit, subscription and support, non-GAAP	$22,608	$17,024	$43,088	$33,233
As a percentage of subscription and support revenue	80.5%	77.5%	79.3%	78.0%

Gross profit, professional services	$1,694	$1,664	$6,802	$6,350
Add back: Stock-based compensation	89	47	161	217
Gross profit, professional services, non-GAAP	$1,783	$1,711	$6,963	$6,567
As a percentage of professional services revenue	30.3%	37.6%	47.1%	54.6%

Gross profit, as reported	$24,215	$18,603	$49,707	$39,268
Add back: Stock-based compensation	176	132	344	532
Gross profit, non-GAAP	$24,391	$18,735	$50,051	$39,800
As percentage of revenue, non-GAAP	71.8%	70.7%	72.4%	72.8%

Research and development, as reported	$12,196	$10,772	$24,204	$21,059
Less: Stock-based compensation	369	337	703	1,102
Research and development, non-GAAP	$11,827	$10,435	$23,501	$19,957
As percentage of revenue, non-GAAP	34.8%	39.4%	34.0%	36.5%

Sales and marketing, as reported	$16,329	$12,747	$30,034	$23,187
Less: Stock-based compensation	432	251	782	601
Sales and marketing, non-GAAP	$15,897	$12,496	$29,252	$22,586
As percentage of revenue, non-GAAP	46.8%	47.1%	42.3%	41.3%

General and administrative, as reported	$6,291	$5,186	$13,025	$9,414
Less: Stock-based compensation	1,643	1,450	2,965	1,891
General and administrative, non-GAAP	$4,648	$3,736	$10,060	$7,523
As percentage of revenue, non-GAAP	13.7%	14.1%	14.6%	13.8%

Loss from operations	$(10,601)	$(10,102)	$(17,556)	$(14,392)
Add back: Stock-based compensation	2,620	2,170	4,794	4,126
Operating loss, non-GAAP	$(7,981)	$(7,932)	$(12,762)	$(10,266)
As percentage of revenue, non-GAAP	(23.5)%	(29.9)%	(18.5)%	(18.8)%

Net loss	$(11,029)	$(10,563)	$(18,476)	$(15,115)
Add back: Stock-based compensation	2,620	2,170	4,794	4,126
Net loss, non-GAAP	$(8,409)	$(8,393)	$(13,682)	$(10,989)
As percentage of revenue, non-GAAP	(24.8)%	(31.7)%	(19.8)%	(20.1)%

Net loss per share, non-GAAP:
Basic and diluted, non-GAAP	$(0.21)	$(0.26)	$(0.35)	$(0.35)
Weighted average common shares outstanding - basic and diluted	39,627,842	31,850,307	39,610,905	31,809,382

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending September 30, 2015			Year ending December 31, 2015

Loss from operations, GAAP range	$(17,200)	-	$(17,700)	$(47,000)	-	$(49,000)
Add back: Stock-based compensation	3,100		3,100	11,000		11,000
Loss from operations, non-GAAP range	$(14,100)	-	$(14,600)	$(36,000)	-	$(38,000)

Net loss per share, GAAP range	$(0.44)	-	$(0.45)	$(1.17)	-	$(1.22)
Add back: Stock-based compensation	0.08		0.08	0.27		0.27
Net loss per share, non-GAAP range	$(0.36)	-	$(0.37)	$(0.90)	-	$(0.95)

Weighted average common shares outstanding - basic and diluted	40,000,000		40,000,000	40,000,000		40,000,000